Exhibit 99

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Central European Distribution Corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the quarterly report on Form 10-Q of the Company for the second quarter ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William V. Carey

William V. Carey Chief Executive Officer August 13, 2002

/s/ Neil A. M. Crook

Neil A. M. Crook Chief Financial Officer August 13, 2002